Exhibit 99.1

Arch Coal, Inc. Investor Presentation February 2014

Slide 2 Forward-Looking Information This presentation contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

Arch’s Asset Portfolio

Arch is the most diversified U.S. coal producer, and the No. 2 reserve holder in the nation Slide 4 Based on 2012 10-K filing Powder River Basin 3,309 million tons of reserves 5+ Billion Ton Reserve Base Appalachia 430 Met/PCI 617 Thermal million tons of reserves Bituminous Thermal 1,025 million tons of reserves Arch serves customers in 25 countries. Our power generation business serves 160 power plants in 37 states as well as coal-based power plants on five continents, while our international coking coal platform serves steel facilities around the world.

Arch’s asset base includes a leading, low-cost Powder River Basin position with meaningful available capacity Arch has a strong position in the PRB, the nation’s largest coal supply basin Primarily 8800-Btu, low-sulfur product Available capacity to bring back volume as demand returns Expect PRB to expand domestically Pursuing export growth off West Coast Slide 5 Sources: ACI, MSHA Southern Powder River Basin (2013 production, in millions of tons)

Arch is expanding its metallurgical coal platform – and improving its coking coal quality Slide 6 Higher Quality Metallurgical Sales as a Percent of Total Metallurgical Tons (Higher quality is defined as Low-Vol/High-Vol A coal) Metallurgical Sales as a Percent of Appalachian Tons

Slide 7 Arch commences operation of Leer longwall All major Leer mine infrastructure, including the preparation plant and rail loadout, is up and running Longwall began operating in late 2013, and is expected to ramp up during 1Q14 to an annualized pace of 3 million tons Arch is projecting lower overall cash costs per ton in Appalachia with Leer’s ramp-up Prep Plant & Train Loadout

Arch’s Bituminous Thermal segment serves diverse domestic and seaborne coal markets West Elk is a low-cost, valuable asset with a broad domestic and international customer base Viper operation is a low-cost and highly competitive mine Arch also owns a 49% equity stake in Knight Hawk Coal*, a growing producer of low-chlorine coal in the Illinois Basin Fully permitted Lost Prairie reserves represent a future organic growth opportunity in the Illinois Basin Slide 8 1,025 million tons of reserves West Elk in Colorado Viper in Illinois Knight Hawk* Lost Prairie Reserves Macoupin Reserves *Results not included in segment, reserves based on 2012 10-K filing

ArchCoal
Powering the Working World.

Arch expects to play a larger role in the expanding seaborne coal trade


Seaborne coal trade
Arch's export volumes
1 billion tons
~7 million tons
2011
2012
~13 million tons
1.35 billion tons
2013
~11.5 million tons
~1.7 billion tons
~30 million tons
2020P

East Coast

- DTA port in VA
- Throughput options at other ports
- Arch's capacity could approach 10 million tons by 2015

Gulf Coast

- River terminals in Illinois
- Agreement with Kinder Morgan in LA and TX
- Throughput options at other ports (plus mid-streaming)

West Coast

- MBT port in WA
- Agreement with Ridley in BC, Canada
- Pursuing additional throughput options at ports along West Coast

Sources: Wood Mackenzie, ACI

Slide 9

Arch’s Near-Term Focus

Arch’s strong cost containment and process improvement initiatives are yielding results Demonstrating the success of process improvement initiatives Controlling consumable costs (i.e. diesel, explosives) Reducing contractor and overtime labor costs Decreasing parts and supplies expense as well as carrying costs of inventory Right-sizing operations Slide 11 Powder River Basin (cash costs per ton) $11.19 $10.65 $0.54 per ton reduction Appalachia (cash costs per ton) $69.46 $67.00 $2.46 per ton reduction

Slide 12 Arch is reducing its capital expenditures in line with evolving coal market conditions Total Capital Expenditures (in millions) *As given on 2/4/14, inclusive of land payments $205 million reduction since 2012 Lowering capital spending by more than $100 million in 2014 with completion of Leer mine development and divestiture of Canyon Fuel Process improvement initiatives are maximizing the useful life of Arch’s suite of equipment

Arch is monetizing non-core assets that don’t fit with the company’s long-term strategic growth plans Slide 13 Canyon Fuel sale completed in August 2013 for $423* million in cash Transaction pulled forward multiple years of cash flow Sale generates $200+ million in capital and cost savings Incremental $10 million in annual administrative cost reductions ADDCAR sale in February 2014 generated $21 million in cash for an asset that was non-core to Arch’s strategy of mining and marketing coal *Proceeds net of working capital adjustments

Refinancing transactions in 2013 bolstered liquidity without increasing cost of capital Arch has successfully amended terms in its existing senior secured revolving credit facility Provides additional covenant flexibility Arch has expanded access to its revolver Slide 14 Arch has built a strong liquidity position, primarily in cash, to withstand ongoing market challenges Available borrowings Cash & investments 2009 2010 2011 2012 Total Liquidity (at 12/31, in millions) $1,428 2013 $691 $1,062 $1,113 $1,382

Slide 15 Short-term debt Existing, unsecured bonds Term loan Second lien notes Debt Maturity Profile (in $ millions) No long-term debt maturities until 2018 A significant portion of the company’s debt is pre-payable* Arch extends its funded debt maturity profile to 2018 *Term loan is pre-payable 300

Arch is successfully navigating current coal markets – and is well positioned for an eventual recovery Arch’s diversified operations, balanced product portfolio, competitive cost structure and enhanced liquidity position will allow it to emerge as an even stronger player as the market recovers Slide 16 Flexible Capital Structure Current Focus Manage capital Control costs Rationalize supply Maximize value of asset base As Cycle Turns Reduce leverage Invest in the business via organic and strategic growth Maximize value of asset base

Coal Market Update

The U.S. plays a sizable and steady role in global metallurgical markets Slide 18 Sources: Wood Mackenzie, T. Parker Host and ACI 2012 Metallurgical Export Coal Supply (in millions of metric tonnes) Low-Vol Mid-Vol High-Vol The U.S. is a steady source of seaborne metallurgical coal — second only to Australia U.S. output of low-vol and mid-vol coals is comparable to Canada

Incremental metallurgical coal supply growth has outpaced demand growth, depressing prices Slide 19 Sources: Additional Seaborne Metallurgical Coal Supply, Before Depletions (in millions of metric tonnes) Macquarie, CRU and ACI ~30 ~10 ~5 Australia Canada Russia New metallurgical coal supply coming online likely peaked in 2013 Rationalization of higher-cost global metallurgical supply is under way but new, incremental supply must be absorbed by market Seaborne metallurgical prices have fallen to unsustainably low levels, making it difficult to justify ongoing and new capital investment

Slide 20 Sources: Blast Furnace Iron Production (in millions of tonnes) World Steel Association and ACI Growth in global steel consumption will continue to drive metallurgical coal use Blast furnace output expected to reach 1.2 billion tonnes in 2014 – a more than doubling since 2000. By 2016, 100 new steel mills or ~350 million tonnes of capacity are projected to come online globally. In countries such as Vietnam, Argentina, Bolivia, Ecuador and Peru, governments are backing new mills. World population should top 8 billion by 2030, with substantial urbanization and growth in the middle classes of the emerging world.

Slide 21 Nations around the world are building coal-based power plants to fuel electricity needs Africa Europe CIS Countries Other Asia 33 Latin America 1 China 66 71 India 12 12 3 Under construction* 198 GW 584 mm tonnes Planned by 2018* 242 GW 714 mm tonnes New Coal-Fueled Generation Coming Online by 2018 Capacity under construction, in GW, from 2014-2018 Online in 2014 105 GW 310 mm tonnes Sources: ACI and Platts International *Includes capacity expected to come online in 2014 Online in 2013 133 GW 392 mm tonnes

Slide 22 The trend of increased coal imports is unmistakable and not confined to India and China Sources: ACI, McCloskey, India Coal Market Watch Data, Bloomberg, JP Morgan / Bangkok Post China net imports (in millions of metric tonnes) India net imports (in millions of metric tonnes) 27 130 (68) 226 Thermal Met Thermal Met Since 2007, South Korean imports have risen 45% to 128 million metric tonnes Vietnam plans to add more than 30 GWs of coal-based capacity this decade – and Taiwan, Indonesia, Malaysia and the Philippines are following a similar path Thailand’s energy agency expects power demand to double by 2030, and views coal as a lower cost and more secure option than LNG Japan’s coal use rose 15% in 2013; two new coal plants are scheduled to come online soon; and coal is increasingly viewed as a strategic substitute for shuttered nuclear plants

European coal consumption remains strong despite regulatory pressures With natural gas prices at nearly twice the level prevailing in the U.S., Europe is consuming more coal Regulatory pressures are intensifying, but declining indigenous production is expected to more than offset the impact on import demand Germany’s coal consumption in 2013 was at its highest level since 1990 Slide 23 Sources: IEA, IHS CERA, McCloskey and ACI Coal Burn in Europe (in millions of metric tonnes) 2009 2013P

Gulf Coast 63 East Coast 86 Projected Capacity The U.S. is investing in new terminals to satisfy long-term global coal demand NS/Lamberts 29 DTA 18 CNX Marine 14 Pier IX 13 CSX/Curtis Bay 12 Ridley** 4 Westshore** 4 CA 3 Pacific Northwest 30 Mobile 16 Other AL 5 U.S. Exports (in millions of tonnes) Sources: ACI, NMA, Port Terminal Presentations *Includes overland shipments to Canada/Mexico **Capacity available for U.S. sourced volumes Slide 24 Deepwater 10 IMT 15 United 10 Burnside 9 Convent 7 Mid-streaming 22 Great Lakes 6 West Coast 41 Southwest 10 Midwest 6 Southeast 21 Actual

 (in millions of tons) 2014P directional change Power generation use U.S. coal exports Industrial use Domestic metallurgical U.S. demand Domestic supply Imports U.S. supply Year-end stockpiles Slide 25 142 Arch sees improving trends in U.S. coal markets during 2014 Sources: EIA, IHS CERA and ACI Positive market trends in 2013 helped liquidate the large buildup in U.S. generator coal stockpiles from 2012: Coal use increased by more than 35 million tons over 2012 levels U.S. coal production fell below the 1-billion-ton mark for the first time since 1993 Even with modest growth in U.S. coal supply during 2014, additional stockpile drawdown is likely

U.S. coal stockpiles ended 2013 below the five-year average; lowest year-end level since 2006 Slide 26 Sources: EIA, EVA and ACI Estimated Coal Stockpile Levels at U.S. Power Generators (in millions of tons, at December 31) 57 million ton decline from peak levels After peaking in May 2012, coal stockpiles at U.S. generators declined to 148 million tons in December 2013, the lowest year-end level since 2006 Another 35+ million ton drop in stockpiles during 2014 would bring inventories down to levels not seen since 2005

Powder River Basin Days of Supply Slide 27 Stockpiles at Powder River Basin customers are liquidating at a fast pace Sources: EVA and ACI 2013 Stockpiles at PRB customers declined below 60 days of supply in December 2013 Coal demand has continued to outstrip production in the PRB during 2014 We believe customer stockpiles are close to a new normal of 50-55 days of supply

The economics of coal — particularly in the PRB — are compelling in today’s natural gas market Slide 28 Sources: ACI, EIA, Ventyx PRB Parity with Natural Gas* (coal = $ per ton; gas = $ per million Btu) *Assumes transportation charge of $20 to $25 per ton; incremental non-fuel costs; and appropriate heat rate differentials for NGCC plants and coal plants. Natural Gas Powder River Basin coal remains the most cost competitive fossil fuel source in the U.S. PRB stocks could decline further due to favorable weather trends and disruptions in rail service Natural gas prices are averaging above $4.50 per million Btu so far this year, and over 1,800 Bcf has been drawn from storage this winter season

Slide 29 Over the longer term, Arch expects 58 GW of coal-based generating capacity to retire by 2018, but the impact on coal consumption will not be as large Sources: Wood Mackenzie, SNL and ACI *Excluding Canyon Fuel Coal Consumption for Power Generation (based on 2012 data) Supply Delivered to At-Risk Plants in 2012 (per coal basin, as percent of each basin’s supply) ~ 65 million tons ~10 million tons* Coal Consumed at Surviving Plants Coal Consumed at Plants Expected to Retire Illinois Basin/ Other Coal Supplied by Arch to Plants Expected to Retire PRB and ILB basins are least impacted by coal plant closures

The coal plants expected to retire are older, less efficient and are running at low capacity factors Once those plants retire, that generation will need to migrate elsewhere including to the surviving coal plants Coal fleet has run at much higher utilization rates in the past – and larger, surviving plants retrofitted with modern control technologies should be able to operate at much higher capacity factors Slide 30 Sources: Ventyx, ACI Average Coal Plant Utilization (Capacity factors) 73% ~60% The potential offset to coal plant closures is the demonstrated ability to run the surviving coal fleet at higher utilization levels All coal units 260 GW surviving post 2018 58 GW retiring by 2018 ~35% 2007 2012

Slide 31 Ongoing supply rationalization will bring balance to coal markets Appalachian thermal coal is in long-term secular decline. Arch expects thermal output in the region to fall further in 2014. Sources: EIA and ACI 382 64 315 56 234 83 190 71 Appalachian* Output (in millions of tons) 192 million ton decline in thermal output since 1997 *Includes Northern and Central Appalachia

Arch is well positioned in an evolving coal market landscape Slide 32 Arch is holding the line on costs, containing capital spending and proactively managing liquidity Arch is executing on its strategic plans to monetize non-core assets and increase financial flexibility Arch is poised to capture upside as global coal markets recover Arch’s asset base is well positioned with a strategic focus on regions with high growth, good margins and stable cash flows: A strong PRB franchise An expanding metallurgical coal platform A bituminous thermal segment serving both the domestic and seaborne coal trade